CROSSROADS LIQUIDATING TRUST 8-K

Exhibit 10.1

FIRST AMENDMENT TO LIQUIDATING TRUST AGREEMENT

THIS FIRST AMENDMENT TO LIQUIDATING TRUST AGREEMENT (“Amendment”) is dated as of June 23, 2020 (the “Effective Date”), by Crossroads Liquidating Trust, a Maryland statutory trust (the “Trust”) and Andrew Dakos, Phillip Goldstein and Gerald Hellerman (collectively, the “Trustees”).

WITNESSETH:

WHEREAS, on June 23, 2017 (the “Effective Date”), Crossroads Capital, Inc. and the Trustees, entered into that certain Liquidating Trust Agreement (the “Agreement”) of the Trust;

WHEREAS, pursuant to Section 4.1 of the Agreement, the Trustees have the right to continue the existence of the Trust beyond the three-year term if the Trustees reasonably determine that an extension is necessary to fulfil the purposes of the Trust;

WHEREAS, the Trustees have reasonably determined that an extension is necessary to fulfil the purposes of the Trust; and

WHEREAS, the Trustees desire to extend the duration of the Trust to expire on or before December 31, 2020.

NOW, THEREFORE, in consideration of the premises, the Trustees hereby amend the Agreement as follows:

1.	Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.1

Duration. The existence of the Trust shall terminate upon the earliest of (a) the liquidation and distribution of the net proceeds of all of the Trust Assets as provided in Section 5.7, or (b) December 31, 2020. Notwithstanding the foregoing, the Trustees may continue the existence of the Trust beyond December 31, 2020 if the Trustees reasonably determine that an extension is necessary to fulfill the purposes of the Trust.

2.	Miscellaneous.

(a)    The Agreement, as hereby modified, shall continue in full force and effect, subject to the terms and conditions thereof. Any defined terms not otherwise defined herein shall have those meanings as defined in the Agreement.

(b)    This Amendment shall be construed in accordance with the Laws of the State of Maryland.

(c)    Any signatures of this Amendment transmitted by facsimile or other electronic means shall be deemed original signatures.

(d)    If any term or provision hereof is held invalid or unenforceable, to any extent, then the remaining terms and provisions hereof shall not be affected thereby, but each term and provision shall be valid and be enforced to the fullest extent permitted by law.

[Signature page follows.]

       IN WITNESS WHEREOF, the Trustees have executed this Amendment as of the date first above written.

CROSSROADS LIQUIDATING TRUST

/s/ Ben H. Harris
By: Ben H. Harris, Administrator

TRUSTEES:

/s/ Andrew Dakos
Andrew Dakos

/s/ Phillip Goldstein
Phillip Goldstein

/s/ Gerald Hellerman
Gerald Hellerman